Investor Relations Contact:
John Lawlor, Cognos
613-738-3503
john.lawlor@cognos.com

Media Relations Contact:
Sean Reid, Cognos
613-738-1440 Ext. 3260
sean.reid@cognos.com

Cognos® Announces Results for the Third Quarter of Fiscal Year 2006

— Total Revenue $212.3 million; Cognos 8 License Revenue $14.4 million —

Ottawa, Ontario & Burlington, Massachusetts, December 21, 2005—Cognos Incorporated (Nasdaq: COGN; TSX: CSN – all figures in U.S. dollars and in accordance with U.S. GAAP), the world leader in business intelligence (BI) and corporate performance management (CPM) solutions, today announced financial results for the third quarter of fiscal year 2006, ended November 30, 2005.

Revenue for the third quarter was $212.3 million compared with revenue of $210.4 million in the third quarter of last fiscal year. License revenue was $75.5 million compared with $91.6 million for the same period of last fiscal year. Net income in the quarter was $28.3 million, compared with $34.5 million in the third quarter of last fiscal year, resulting in diluted earnings per share of $0.31 in the third quarter of fiscal year 2006, versus $0.37 in the same period last fiscal year.

Revenue for the first nine months of this fiscal year was $624.4 million, compared with $569.2 million for the same period last fiscal year. Net income for the nine-month period was $80.8 million or $0.87 per diluted share, compared with $82.3 million or $0.89 per diluted share for the same period of last fiscal year.

“As we reported on December 1, we are disappointed with our performance in the quarter,” said Rob Ashe, Cognos president and chief executive officer. “It was a quarter of transition for us as we introduced our new BI platform, Cognos 8, and this transition had an impact on our performance. In addition, we were only able to close seven contracts greater than $1 million, compared to 15 in the third quarter last year.

“Despite this performance, I remain very confident in our business. Cognos 8 delivered $14.4 million in license revenue in its first quarter in the market, and Cognos Planning license revenue grew by more than 20 percent. These products are the pillars of our strategy, and their performance gives me confidence in our opportunity going forward,” Ashe continued.

Cognos’ balance sheet remains strong. Operating cash flow for the quarter was $8.8 million, and the company repurchased $24.4 million of its shares in the third quarter. Cognos exited the quarter with $483.3 million in cash, cash equivalents, and short-term investments.

Business Outlook

Management offers the following outlook for the fourth quarter of fiscal year 2006:

•	Revenue is expected to be in the range of $230 million to $240 million;

•	Diluted earnings per share are expected to be in the range of $0.34 to $0.39.

Management offers the following outlook for the full fiscal year 2006, ending February 28, 2006:

•	Revenue is expected to be in the range of $854 million to $864 million;

•	Diluted earnings per share are expected to be in the range of $1.21 to $1.26.

Cognos management will hold a webcast and conference call to present results for the third quarter of fiscal year 2006 and business outlook at 5:15 p.m. Eastern Time today, December 21, 2005. The webcast and an archive of the webcast may be accessed at http://www.cognos.com/company/investor/events/fy06q3/index.html. The conference call may be accessed at 416-640-1907. A replay of the conference call will be available until January 4, 2006 at 11:59 p.m. Eastern Time at 416-640-1917, passcode 21167560#.

Safe Harbor for Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements relate to, among other things, the company’s expectations with respect to revenue and earnings per share for the fourth quarter of fiscal year 2006 and the full fiscal year 2006; confidence in Cognos’ business; Cognos 8 and Cognos Planning as pillars of Cognos’ strategy; Cognos’ market opportunities, and other matters. These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those in the forward-looking statements. Factors that may cause such differences include, but are not limited to: Cognos’ transition to Cognos 8 and customer acceptance and implementation of Cognos 8; a continuing increase in the number of larger customer transactions and the related lengthening of sales cycles and challenges in executing on these sales opportunities; the incursion of enterprise resource planning and other major software companies into the BI market; continued BI and software market consolidation and other competitive changes in the BI and software market; currency fluctuations; the company’s ability to identify, hire, train, motivate, and retain highly qualified management/other key personnel and its ability to manage changes and transitions in management/other key personnel; the company’s ability to develop and introduce new products and enhancements on schedule that respond to customer requirements and rapid technological change; the impact of global economic conditions on the company’s business; the company’s ability to maintain or accurately forecast revenue or to anticipate and accurately forecast a decline in revenue from any of its products or services; the company’s ability to compete in an intensely competitive market; new product introductions and enhancements by competitors; the company’s ability to select and implement appropriate business models, plans and strategies and to execute on them; fluctuations in the company’s quarterly and annual operating results; fluctuations in the company’s tax exposure; the impact of natural disasters on the overall economic condition of North America; unauthorized use or misappropriation of the company’s intellectual property; claims by third parties that the company’s software infringes their intellectual property; the risks inherent in international operations, such as the impact of the laws of foreign jurisdictions; the company’s ability to identify, pursue, and complete acquisitions with desired business results; and the existence of regulatory barriers to integration; as well as the risk factors discussed in the company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, filed with the United States Securities and Exchange Commission, as well as other periodic reports filed with the SEC. Readers should not place undue reliance on any such forward-looking statements, which speak only as of the date they are made. The company disclaims any obligation to publicly update or revise any such statement to reflect any change in its expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.

About Cognos

Cognos, the world leader in business intelligence and corporate performance management, delivers software and services that help companies drive, monitor and understand corporate performance.

Cognos delivers the next level of competitive advantage—Corporate Performance Management (CPM)—achieved through the strategic application of BI on an enterprise scale. Our integrated CPM solution helps customers drive performance through planning; monitor performance through scorecarding; and understand performance through business intelligence.

Cognos serves more than 23,000 customers in over 135 countries. Cognos enterprise business intelligence and performance management solutions and services are also available from more than 3,000 worldwide partners and resellers. For more information, visit the Cognos web site at www.cognos.com.

Cognos and the Cognos logo are registered trademarks of Cognos Incorporated in the United States and/or other countries.

Note to Editors: Copies of previous Cognos press releases and corporate and product information are available on the Cognos web site at www.cognos.com, and at PR Newswire’s site at www.prnewswire.com.

SUPPLEMENTARY INFORMATION (unaudited):

	FY2005		FY2006

	Q3	Q4	Q1	Q2	Q3

Total License Revenue ($000s)	91,580	129,946	71,146	78,649	75,510

Year-Over-Year License Revenue Growth	26%	39%	8%	4%	(18)%
Geographic Distribution:
Total Revenue ($000s)
Americas	121,503	141,189	115,516	122,593	122,171
Europe	69,308	94,145	66,461	67,596	72,972
Asia/Pacific	19,555	20,992	18,098	21,853	17,111
% of Total
Americas	58%	55%	58%	58%	58%
Europe	33%	37%	33%	32%	34%
Asia/Pacific	9%	8%	9%	10%	8%
Year-Over-Year Revenue Growth – Total
Americas	26%	23%	10%	11%	1%
Europe	18%	26%	21%	17%	5%
Asia/Pacific	13%	63%	31%	28%	(12)%
Pro Forma Year-Over-Year Revenue Growth – In Local Currency
Americas	25%	22%	9%	10%	0%
Europe	7%	19%	17%	17%	14%
Asia/Pacific	7%	61%	26%	22%	(10)%
Orders (License, Support, Services)
> $ 1M	15	18	6	9	7
> $200K	127	208	104	124	115
> $ 50K	709	1,215	668	754	737
Average Selling Price (License Orders Only) ($000s)
> $ 50K	183	207	175	172	157
New vs Existing License Revenue – % of Total
New	32%	37%	32%	31%	29%
Existing	68%	63%	68%	69%	71%
Channel – License Revenue – % of Total
Direct	74%	77%	68%	74%	72%
Third Party	26%	23%	32%	26%	28%
Other Statistics
Cash, cash equivalents, and short-term investments ($000s)	439,367	522,900	496,036	501,252	483,259
Days sales outstanding	61	67	63	60	66
Total employees	3,346	3,393	3,408	3,453	3,566

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF INCOME

(US$000s except share amounts, U.S. GAAP)
(Unaudited)

	Three months ended November 30,		Nine months ended November 30,
	2005	2004	2005	2004

Revenue
Product license	$ 75,510	$ 91,580	$225,305	$233,012
Product support	94,430	81,031	274,997	231,974
Services	42,314	37,755	124,069	104,219

Total revenue	212,254	210,366	624,371	569,205

Cost of revenue
Cost of product license	1,732	578	4,363	1,745
Cost of product support	9,062	8,508	26,741	22,757
Cost of services	32,871	28,574	97,472	81,506

Total cost of revenue	43,665	37,660	128,576	106,008

Gross margin	168,589	172,706	495,795	463,197

Operating expenses
Selling, general, and administrative	107,330	102,377	316,584	283,393
Research and development	27,226	26,987	84,626	76,694
Amortization of acquisition-related intangible assets	1,684	1,501	4,958	3,965

Total operating expenses	136,240	130,865	406,168	364,052

Operating income	32,349	41,841	89,627	99,145
Interest and other expenses	(406)	(22)	(1,251)	(101)
Interest income	4,194	1,909	10,870	5,094

Income before taxes	36,137	43,728	99,246	104,138
Income tax provision	7,869	9,183	18,434	21,869

Net income	$ 28,268	$ 34,545	$ 80,812	$ 82,269

Net income per share
Basic	$0.31	$0.38	$0.89	$0.91

Diluted	$0.31	$0.37	$0.87	$0.89

Weighted average number of shares (000s)
Basic	90,410	90,621	90,744	90,364

Diluted	92,288	93,235	92,997	92,925

COGNOS INCORPORATED
CONSOLIDATED BALANCE SHEETS

(US$000s, U.S. GAAP)
(Unaudited)

	November 30, 2005	February 28, 2005

Assets
Current assets
Cash and cash equivalents	$257,130	$ 378,348
Short-term investments	226,129	144,552
Accounts receivable	156,618	189,602
Prepaid expenses and other current assets	16,954	18,941
Deferred tax assets	991	3,856

	657,822	735,299
Fixed assets, net	75,387	73,566
Intangible assets, net	23,619	27,234
Other assets	6,364	6,378
Goodwill	226,903	221,490

	$990,095	$1,063,967

Liabilities
Current liabilities
Accounts payable	$ 25,558	$ 30,705
Accrued charges	26,100	31,047
Salaries, commissions, and related items	56,179	91,010
Income taxes payable	1,483	21,148
Deferred revenue	170,068	217,153

	279,388	391,063
Deferred income taxes	15,968	17,083

	295,356	408,146

Stockholders’ Equity
Capital stock
Common shares and additional paid-in capital	274,869	252,561
(November 30, 2005 – 90,220,829; February 28,2005 – 91,070,967)
Treasury shares	(915)	(1,199)
(November 30, 2005 – 37,640; February 28, 2005 – 46,375)
Deferred stock-based compensation	(307)	(277)
Retained earnings	414,805	402,020
Accumulated other comprehensive income	6,287	2,716

	694,739	655,821

	$990,095	$1,063,967

COGNOS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS

(US$000s, U.S. GAAP)
(Unaudited)

	Three months ended November 30,		Nine months ended November 30,

	2005	2004	2005	2004

Cash flows from operating activities
Net income	$ 28,268	$ 34,545	$ 80,812	$ 82,269
Non-cash items
Depreciation and amortization	7,304	7,658	21,709	20,660
Amortization of deferred stock-based compensation	192	109	527	514
Amortization of other deferred compensation	—	—	—	7
Deferred income taxes	2,106	(1,329)	80	972
Loss on disposal of fixed assets	82	89	355	213

	37,952	41,072	103,483	104,635
Change in non-cash working capital
Decrease (increase) in accounts receivable	(16,851)	(14,405)	28,113	22,056
Decrease in prepaid expenses and other current assets	862	3,980	1,699	4,151
Increase (decrease) in accounts payable	4,470	3,864	(4,554)	(3,121)
Decrease in accrued charges	(352)	(2,346)	(5,726)	(4,243)
Increase (decrease) in salaries, commissions, and related items	(1,919)	8,580	(32,437)	1,305
Increase (decrease) in income taxes payable	502	7,630	(18,789)	7,586
Decrease in deferred revenue	(15,900)	(10,051)	(39,546)	(31,542)

Net cash provided by operating activities	8,764	38,324	32,243	100,827

Cash flows from investing activities
Maturity of short-term investments	86,244	75,897	332,779	320,571
Purchase of short-term investments	(216,233)	(125,460)	(414,356)	(282,421)
Additions to fixed assets	(6,157)	(4,261)	(17,074)	(11,971)
Additions to intangible assets	(216)	(242)	(657)	(771)
Decrease in other assets	235	—	115	—
Acquisition costs, net of cash and cash equivalents	(4,677)	(49,706)	(4,546)	(49,706)

Net cash used in investing activities	(140,804)	(103,772)	(103,739)	(24,298)

Cash flows from financing activities
Issue of common shares	9,015	13,548	27,568	32,820
Purchase of treasury shares	—	—	(177)	(335)
Repurchase of shares	(24,435)	(7,965)	(73,383)	(27,820)

Net cash provided by (used in) financing activities	(15,420)	5,583	(45,992)	4,665

Effect of exchange rate changes on cash	(522)	9,020	(3,730)	7,913

Net increase (decrease) in cash and cash equivalents	(147,982)	(50,845)	(121,218)	89,107
Cash and cash equivalents, beginning of period	405,112	364,782	378,348	224,830

Cash and cash equivalents, end of period	257,130	313,937	257,130	313,937
Short-term investments, end of period	226,129	125,430	226,129	125,430

Cash, cash equivalents, and short-term investments, end of period	$ 483,259	$ 439,367	$ 483,259	$ 439,367